for Whitebox Advisors, LLC,
AJR Financial, LLC; Whitebox Convertible Arbitrage
Advisors, LLC, Whitebox Convertible Arbitrage
Partners, L.P., Whitebox Convertible Arbitrage
Fund, L.P., Whitebox Convertible Arbitrage Fund, Ltd.,
Whitebox Hedged High Yield Advisors, LLC,
Whitebox Hedged High Yield Partners, L.P.,
Whitebox Hedged High Yield Fund, L.P., Whitebox
Hedged High Yield Fund, Ltd., Whitebox Intermarket
Advisors, LLC, Whitebox Intermarket Partners, L.P.,
Whitebox Intermarket Fund, L.P., Whitebox Intermarket
Fund, Ltd., Pandora Select Advisors, LLC, Pandora Select
Partners, L.P., Pandora Select Fund, L.P. and Pandora Select
Fund, Ltd.